UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2007

Micromet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50440	522243564
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 752-1420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2007, the Board of Directors (the "Board") of Micromet, Inc. (the "Company") approved an amendment and restatement (the "Amendment and Restatement") of the Company’s Second Amended and Restated Bylaws. The purpose and intent of the Amendment and Restatement is to make clear that the Company may issue both uncertificated and certificated shares of its capital stock. The Board approved the Amendment and Restatement to ensure that the Company is in compliance with recent rules promulgated by the Nasdaq Stock Market requiring NASDAQ-listed issuers to be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically without the issuance of a physical certificate.

The foregoing description is qualified in its entirety by the actual terms of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.7 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Micromet, Inc.

October 9, 2007	By:	/s/ Matthias Alder

Name: Matthias Alder
Title: Senior Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

3.7	Amended and Restated Bylaws